Exhibit 99.3


                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

--------------------------------------- x
                                        :
In re:                                  :  Chapter 11
                                        :
INTERSTATE BAKERIES                     :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                 :
                -- ---
                                        :  Jointly Administered
                           Debtors.     :
                                        :  Interim Hearing Date: March 3, 2006
                                        :  Interim Hearing Time:  10:30 a.m.
                                        :
--------------------------------------- x

        DEBTORS' EMERGENCY MOTION FOR ENTRY OF INTERIM AND FINAL ORDERS
        PURSUANT TO SECTIONS 105(a), 362(a)(3) AND 541 OF THE BANKRUPTCY
          CODE (A) LIMITING CERTAIN TRANSFERS OF EQUITY SECURITIES AND
         CONVERTIBLE DEBT OF THE DEBTORS, (B) APPROVING RELATED NOTICE
         PROCEDURES AND (C) SHORTENING NOTICE OF HEARING ON THIS MOTION

         Interstate Bakeries Corporation ("IBC") and eight(1) of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), by and through their undersigned attorneys, hereby move the Court (the "Motion") for the entry of interim and final orders pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) limiting certain transfers of equity securities and convertible debt of the Debtors, (B) approving related notice procedures and
(C) shortening notice of hearing on this Motion in accordance with paragraph 11 of the order under 11 U.S.C. ss. 105 establishing monthly omnibus hearings and certain notice, case administration and administrative procedures (Docket No.
80) (the "Case Management Order"). In support of the Motion, the Debtors respectfully state as follows:(2)

-----------------

(1) The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries' chapter 11 case: Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison's Foods, Inc.

(2) The facts and circumstances supporting this Motion are set forth in the Affidavit of Anne Heaton, attached hereto as Exhibit C.



                                   Background
                                   ----------

A. The Chapter 11 Filings

         1. On September 22, 2004, seven of the Debtors each filed a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"). Furthermore, on January 14, 2006, the eighth debtor, Mrs. Cubbison's Foods, Inc., also filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code. The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         2. No trustee or examiner has been appointed in the Debtors' chapter 11 cases. On September 24, 2004, the United States Trustee appointed the official committee of unsecured creditors for the seven cases that had been filed as of that date.(3) On November 29, 2004, the U.S. Trustee appointed an official committee of equity security holders in these cases.

         3. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).


---------------

(3) The U.S. Trustee appointed the Creditors' Committee for the seven debtors that filed on September 22, 2004. An official committee of unsecured creditors has currently not been appointed for Mrs. Cubbison's Foods, Inc.


         4. The statutory predicate for the relief requested herein are sections 105(a), 362, and 541 of the Bankruptcy Code and Rule 3001 of the Federal Rules of Bankruptcy.

B. The Debtors

         5. Collectively, the Debtors are one of the largest wholesale bakers and distributors of fresh baked bread and sweet goods in the United States. The Debtors produce, market and distribute a wide range of breads, rolls, croutons, snack cakes, donuts, sweet rolls and related products under national brand names such as "Wonder(R)," "Hostess(R)," "Baker's Inn(TM)" and "Home Pride(R),", "Mrs. Cubbison's(R)" as well as regional brand names such as "Butternut(R)," "Dolly Madison(R)," "Drake's(R)" and "Merita(R)." Based on independent, publicly available market data, "Wonder(R)" bread is the number one selling branded bread sold in the United States and "Home Pride(R)" wheat bread is the number one selling wheat bread in the United States. "Hostess(R)" products, including "Twinkies(R)," "Ding Dongs(R)" and "HoHos(R)," are among the leading snack cake products sold in the United States.

         6. The Debtors currently operate 45 bakeries and approximately 800 distribution centers at various locations around the country. From these bakeries and distribution centers, the Debtors' sales force delivers fresh baked goods to approximately 200,000 food outlets. Unaudited sales revenue for the Company's 2004 fiscal year was $3,467,562,000. The Debtors' strongest presence (as measured by sales, market share and number of facilities) is in Southern California, the upper Midwest, the Northeast, and the mountain states. The Debtors also operate approximately 915 bakery outlets (known as "thrift stores") located in markets throughout the United States.

         7. The Debtors have approximately 26,500 employees, the majority of whose employment is covered by one of approximately 450 union contracts to which the Debtors are a party. Most of the Debtors' union employees are members of either the International Brotherhood of Teamsters or the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union.

         8. The Debtors' principal executive offices are located at 12 East Armour Boulevard in Kansas City, Missouri.

                                Basis for Relief

    The Significance of Net Operating Losses as an Asset of Debtors' Estate

         9. At the time that the Debtors entered bankruptcy, there were no identifiable tax attributes that could have been limited by an ownership change. Accordingly, no restriction on the transfer of the Debtors' equity securities or restrictions on the conversion of the Debtors' convertible debt was sought.

         10. However, during the course of the bankruptcy proceeding, the Debtors began generating tax attributes in the form of net operating loss carryforwards ("NOLs") that totaled $34 million for taxable year 2005, which ended on May 28, 2005.

         11. The Debtors' 2006 fiscal tax year began on May 29, 2005 and ends on June 3, 2006. As required by applicable bankruptcy rules, the Debtors have been filing "operating" reports on a monthly basis. Contemporaneously with such filings, the Debtors have filed with the SEC on Form 8-K copies of their monthly operating reports.

         12. As shown on the monthly operating reports, the Debtors have had negative net income during the first eight reporting periods of their 2006 fiscal year for financial accounting purposes. These financial accounting losses translate into estimated cumulative NOLs for such periods of approximately $56 million. Given the many uncertainties surrounding the Debtors' restructuring efforts, including the profit center review and consolidation, as well as other matters relating to the Debtors' business, operations, assets, liabilities and obligations, the debtors cannot estimate the cumulative NOLs for the Debtors' 2006 fiscal year.

         13. The Debtors' NOLs may constitute a valuable asset of the Debtors' estates. Generally, under the Internal Revenue Code of 1986, as amended (the "IRC"), NOLs can be utilized to offset a corporation's taxable income in the taxable year of realization, with any excess carried forward to reduce future aggregate income tax obligations.(4) The Debtors believe the NOLs may be an important asset of their reorganized business upon emergence from chapter 11.

         14. The tax savings potentially generated by the NOLs - and the potential accompanying increase in the Debtors' after-tax cash flow after bankruptcy - may greatly facilitate the Debtors' successful reorganization. As one bankruptcy court has recognized, "[w]hat is certain is that the NOL has a potential value, as yet undetermined, which will be of benefit to creditors and will assist [the debtors] in their reorganization process." In re Phar-Mor, Inc., 152 B.R. 924, 927 (Bankr. N.D. Ohio 1993). Further, "consolidated net operating loss carryforwards...are property of the [d]ebtors' estates and are protected by the automatic stay prescribed in section 362 of the Bankruptcy Code..." In re Delta Air Lines, Inc., et al., Case No. 05-17923 (PCB) (Bankr. S.D.N.Y. Dec. 19, 2005).

---------------

(4)      See 26 U.S.C. ss. 172.


         15. The Debtors do not yet have a plan of reorganization, nor do they have financial projections for their post-emergence taxable income. Development of a feasible plan of reorganization is ultimately dependent upon the success of the Debtors' restructuring efforts, including the profit center review and consolidation process, as well as other matters relating to the Debtors' business, operations, assets, liabilities and obligations. No assurance can be given that a feasible plan of reorganization will ultimately be developed. However, the Debtors believe that, if and when a plan of reorganization is ultimately proposed, it will be feasible. In accordance with such a plan, the Debtors anticipate generating taxable income after their emergence from bankruptcy. If this taxable income remains unsheltered by the Debtors' substantial NOL carryforwards, the Debtors would incur a significant income tax liability that would reduce the post-emergence value of the Debtors' estates.

                   The Relevant Provisions of IRC Section 382

         16. 26 U.S.C. ss. 382 ("Section 382" of the IRC) limits the amount of taxable income that can be offset by a corporation's NOLs in taxable years following an ownership change. Generally, an "ownership change" occurs if the percentage (by value) of the stock of a corporation owned or deemed to be owned by one or more shareholders owning five percent or more of the corporation ("five-percent shareholders") has increased by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the three-year testing period ending on the date of the ownership change. For example, an ownership change would occur in the following situation:

         An individual ("A") owns 50.1 percent of the stock of corporation X ("X"). A sells his 50.1 percent interest to another individual ("B"), who owns 5 percent. Under Section 382, an ownership change has occurred because B's interest in X has increased more than 50 percentage points (from 5 percent to 55.1 percent) during the testing period. The same result would follow even if B owned no X stock prior to the transaction with A because B both becomes a five-percent shareholder and increases his ownership by more than 50 percentage points during the testing period by virtue of the same transaction.

         When an ownership change occurs, Section 382 generally limits the amount of a corporation's income that may be offset by its pre-ownership change NOLs to an annual amount equal to the equity value of the corporation immediately prior to the ownership change multiplied by the long-term tax exempt interest rate designated monthly by the Internal Revenue Service (currently equal to 4.40 percent).

         17. Once a corporation's NOLs become limited under Section 382 following an ownership change, this limitation is generally irreversible. However, the NOL limitation may be increased if, at the time of the ownership change, the corporation has substantial net unrealized built-in gain ("NUBIG"), which is measured on the date of an ownership change by the fair market value of all the corporation's assets less the assets' tax bases. If a corporation has NUBIG at the time of its ownership change, the annual NOL limitation calculated by multiplying the corporation's equity value by the long-term tax exempt rate will be increased by the amount of NUBIG that is recognized or otherwise taken into account during each of the first five years following an ownership change. Thus, the presence of NUBIG can allow more NOLs to be available for use following an ownership change.

              Effect on Debtors of a Section 382 Ownership Change

         18. If the Debtors were to experience an ownership change on February 27, 2006, for example, the Debtors' market capitalization of $315 million as of that date would approximate the equity value of the Debtors for purposes of
Section 382. Based on a long-term tax exempt rate of 4.40 percent, the Debtors would be limited to using no more than an annual amount of about $13.9 million of NOLs to offset future years' taxable income, subject to any increases due to the presence of NUBIG as described in the next succeeding paragraph.

         19. The Debtors have a number of intangible assets, such as trademarks, that carry a low basis. Depending on the Debtors' enterprise value on the date of an ownership change and other factors such as the fair market value and the tax bases of the intangible assets, the Debtors are likely to have substantial NUBIG on the date of any ownership change that may occur, but the Debtors cannot estimate the amount of such NUBIG, if any, or the impact of such NUBIG on the Debtors' ability to deduct its NOLs in the event of an ownership change.

         20. As indicated by the Debtors' shareholder records, current filings of the Debtors' five-percent shareholders with the Securities and Exchange Commission (the "SEC") and limited direct correspondence with such shareholders, the Debtors have ascertained that significant equity trading among five-percent shareholders has occurred during bankruptcy within the applicable three-year testing period. According to this information, a cumulative owner-shift in an amount of between 26.8 and 50.1 percent has occurred during the applicable testing period. Accordingly, an ownership change may have already occurred. If so, the likelihood of another ownership change occurring in the near future would be reduced but, depending on how much equity trading has occurred since the change date, the likelihood may still be substantial. A second change in ownership could have adverse tax consequences for the Debtors.

         21. The imprecision of the estimate of the Debtors' current owner-shift status reflects two sources of uncertainty. First, the Debtors are unable to establish on the basis of SEC filings the extent to which their substantial shareholders are the beneficial (tax) owners of the Debtors' stock, or whether such shareholders may merely hold legal title to the shares for the benefit of another party. Second, although SEC filings that disclose the 2005 calendar year holdings and transfers of many of the Debtors' five-percent shareholders were due on February 14, 2006, transfers subsequent to 2005 are generally not yet required to be reported. Thus, the notice requirements respectfully requested herein will serve the important purpose of allowing the Debtors to gain crucial up-to-date information about the beneficial ownership of their outstanding equity and convertible debt, which will in turn allow them to successfully monitor the risk of an ownership change.

         22. Using even the lowest estimate of the Debtors' proximity to an ownership change (26.8 percent), restricting the transfer of the Debtors' equity securities and convertible debt is particularly critical because a substantial quantity of the Debtors' convertible subordinated debt recently has become freely convertible into the Debtors' common stock. See Stipulation and Agreed Order Authorizing Interstate Bakeries to Honor Certain Conversion Rights Upon Fulfillment by Convertible Debt Holders of Certain Conditions, entered December 19, 2005 (Docket No. 5652). Specifically, if all of the holders of the convertible subordinated debt elected to convert, they would own approximately 18 percent of the value of the Debtors' equity after taking into account the conversion's dilutive effect. Because the former holders of convertible debt generally would be treated as a single five-percent shareholder for Section 382 ownership change purposes, their percentage of equity ownership would count directly toward the 50 percent ownership change threshold.(5) Thus, even if the cumulative owner shift were only 26.8 percent prior to a full debt conversion, such a conversion could increase the Debtors' cumulative owner shift to as much as 40.0 percent. Under such circumstances, further equity trading could easily cause the Debtors' shift in ownership to breach the 50 percent threshold, in turn triggering the restrictions on the Debtors' future use of NOLs under
Section 382 and reducing the value of a potentially important asset of the Debtors' estates.


----------------

(5)      Treas. Reg. Section 1.382-2T(j)(2)(iii)(D).


         23. Therefore, failure to facilitate both adequate disclosure of beneficial share and convertible debt ownership and adequate protection of NOLs as outlined in the provisions of this Motion may substantially hinder the Debtors' reorganization efforts by limiting their ability to maximize the use of their NOLs. Because of the potential tax savings that could be lost if an ownership change occurs, provisions that will give the Debtors notice in advance of substantial equity or convertible debt transfers and the ability to restrict any equity transfer or debt conversion that would trigger an ownership change should be implemented.

         24. Paragraph 11 of the Case Management Order provides that any party in interest may move the court to shorten notice upon a showing of good cause. Good cause to shorten notice exists here because the relief requested by this Motion may cause a sharp increase in trading activity when holders of the Debtors' equity securities or convertible debt learn of the possible restriction and seek to make transfers or conversions in the short time before it takes effect. Such increased trading or conversion activity in turn may cause an ownership change to occur and the Debtors' NOLs to be jeopardized before the requested relief can be approved by this Court. To avoid an acceleration of the harm that the requested relief is intended to prevent, Debtors respectfully request that the Court shorten the notice period with respect to this Motion.

                                Relief Requested

         25. By this Motion, the Debtors request that this Court enter interim and final orders, in a form substantially similar attached hereto, (A) limiting certain transfers of equity securities and convertible debt of the Debtors, (B) approving related notice procedures and (C) shortening notice of hearing on this Motion in accordance with paragraph 11 of the Case Management Order. Such provisions will provide the Debtors with comprehensive information regarding the beneficial owners of their equity and convertible debt, advance notice of transfers of their equity and convertible debt that may jeopardize their NOLs and, if necessary, the ability to obtain substantive relief from this Court to block equity transfers or debt conversions to preserve such NOLs. Specifically, the Debtors request that the Court enter the proposed interim and final orders attached hereto as Exhibits A and B, respectively, approving the procedures and restrictions contained therein (the "Notice and Hearing Procedures").

         26. The only restrictions sought by the Debtors are (i) limitations on acquisitions of equity securities of the Debtors by persons or entities who already hold 2,042,851 shares or more of the Debtors' common stock (each, along with any holder of the Debtors' convertible subordinated debt, a "Substantial Equityholder"); (ii) limitations on acquisitions of equity securities of the Debtors by persons or entities who are not then Substantial Equityholders (including persons or entities who currently hold no equity securities of the Debtors) if such acquisitions would cause such persons or entities to become Substantial Equityholders; (iii) limitations on dispositions of equity securities of the Debtors by Substantial Equityholders; and (iv) notice of all holdings of, and transfers of, the Debtors' convertible subordinated debt. The threshold of 2,042,851 shares is approximately equivalent to 4.5 percent of the Debtors' equity, calculated without taking into account any dilution that may result from conversions of the Debtors' convertible subordinated debt. The use of a 4.5 percent threshold (as opposed to a five-percent threshold) and the exclusion from the Debtors' equity base of any shares that may be acquired through conversions of debt is intended to be conservative and to provide the Debtors with a "cushion" to allow for the inherent ambiguity and complexity of
Section 382. Such a cushion is customary in orders such as those sought herein. See Exhibit D attached hereto, describing beneficial ownership thresholds set below the 5 percent threshold in similar cases.

         27. The restrictions sought by this Motion, which will rarely apply to trading among "small" public shareholders of the Debtors' equity securities, are limited and minimal in nature and are consistent with the restrictions sought and granted in many other cases (see discussion below).

         28. The notice requirements may apply to holders of small amounts of the Debtors' convertible subordinated debt. That restriction is appropriate because such holders may be aggregated with other holders under IRC Section
382. Furthermore, receiving notice from the beneficial owners of the Debtors' convertible debt will assist the Debtors in creating a feasible plan of reorganization and will allow the Debtors to communicate with such beneficial owners under certain circumstances. Lastly, no restriction is being sought on any transfer of the Debtors' convertible debt; rather, the Debtors seek only a notice disclosure of beneficial ownership that will be minimally burdensome to holders of the Debtors' convertible debt.

                              Applicable Authority

A. NOLs are Property of a Debtor's Estate Entitled to Protection

         29. Courts have uniformly held that a debtor's NOLs constitute property of the estate under section 541 of the Bankruptcy Code. Courts also have uniformly held that they have the authority to impose measures intended to protect and preserve a debtor's NOLs. The seminal case articulating this rule is Official Comm. of Unsecured Creditors v. PSS Steamship Co. (In re Prudential Lines, Inc.) 107 B.R. 832 (Bankr. S.D.N.Y. 1989). In Prudential Lines, the Court enjoined a parent corporation from taking a worthless stock deduction with respect to its equity in a bankrupt wholly-owned subsidiary, on the grounds that allowing the parent to take such a deduction would destroy its debtor-subsidiary's NOLs. In issuing the injunction, the Court held that the "debtor's potential ability to utilize NOLs is property of an estate," and that "the taking of a worthless stock deduction is an exercise of control over a debtor's NOLs" that was properly subject to the automatic stay. Prudential Lines, 107 B.R. at 838-42; see also In re Delta Air Lines, Inc., et al., Case No. 05-17923 (PCB) (Bankr. S.D.N.Y. Dec. 19, 2005); Nisselson v. Drew Indus., Inc. (In re White Metal Rolling & Stamping Corp.), 222 B.R. 417, 424 (Bankr. S.D.N.Y. 1998) ("It is beyond peradventure that NOL carrybacks and carryovers are property of the estate of the loss corporation that generated them."); In re Grossman's, Inc., Case No. 97-695 (PJW), 1997 WL 33446314 (Bankr. D. Del. Oct. 9, 1997) (the debtors' NOLs are property of the debtors' estates and are protected by the automatic stay).

         30. Because the Debtors' NOLs are property of their estates, this Court has the authority under Section 362 of the Bankruptcy Code to enforce the automatic stay by restricting the transfer of equity securities and conversions of convertible debt of the Debtors for the purpose of preserving the value of the Debtors' NOLs. The Debtors are unaware of any published cases in which a such a request to restrict trading in a debtor's equity securities for the purpose of preserving NOLs has been denied.

B. Propriety of Relief Requested

         31. Courts have commonly restricted or enjoined transfers of claims or equity securities or issued other injunctive relief to protect a debtor against the possible loss of its NOLs; similarly, this Court should not hesitate to protect the Debtors against the possible loss of their NOLs. See Exhibit A attached hereto, summarizing the relief granted to debtors in similar cases.

         32. Courts ordering such relief generally have done so by imposing notice and hearing requirements on any proposed transfer of stock or claims to or by a person or entity whose holdings of such stock or claims exceeds, or would exceed as a result of the proposed transfer, a certain threshold amount. The order in In re First Merchants Acceptance Corp., Case No. 97-1500 (JJF), 1998 Bankr. LEXIS 1816 (Bankr. D. Del. Mar. 12, 1998) was typical in this regard. There, the Court entered an order imposing on any party intending to
(a) acquire, accumulate or sell more than a prescribed number of shares of the debtor, or to add additional shares to such a block, or (b) acquire or sell certain claims against the debtors, a duty to provide notice to the court and to debtor's counsel. The debtor then was afforded 30 days to object to such transaction and appear at a hearing, at which the court would decide whether to allow any such transfer to be consummated. See also In re Williams Comm. Group. Inc., Case No. 02-11957 (BRL) (Bankr. S.D.N.Y. Jul. 24, 2002) (claims trading restrictions applied to certain claimholders); In re Worldtex, Inc., Case No. 01-785 (MFW) (Bankr. D. Del. Apr. 2, 2001) (stock trading restrictions applied to persons who were, or would become as a result of the proposed transfer, five-percent stockholders). The relief requested herein is generally similar to that requested in the First Merchants Acceptance Corp.; however, because the Debtors are not requesting any restrictions on trading in claims against them, it is less burdensome and narrower in scope.

C. The Relief Sought Is Narrow in Scope

         33. The requested relief does not bar all trading in equity securities or any trading in convertible debt. At this time, the Debtors seek to establish procedures enabling them to monitor only those types of trading in equity securities and convertible debt of the Debtors that may directly or indirectly cause an ownership change pursuant to Section 382 and to preserve the Debtors' ability to seek substantive relief if it appears that a proposed transfer of equity securities or conversion or convertible debt will indeed jeopardize the use of the Debtors' NOLs. The procedures requested herein would permit most stock and all claims trading to continue subject only to Bankruptcy Rule 3001(e) and applicable securities, corporate and other laws.

         34. The relief requested herein often appears as part of debtors' "first day" motions made upon filing for bankruptcy protection. In this case, because the Debtors had no significant NOLs as of their filing date, they did not prospectively seek to restrict the liquidity of their equity holders. Instead, the Debtors have requested a restriction on equity trading only after generating significant NOLs during bankruptcy and once the possibility of an ownership change has become imminent due to substantial trading in the Debtors' common stock and the potential for conversion of the Debtors' now-freely convertible subordinated debt. Therefore, the relief requested is no longer prospective; rather, it is urgently needed to guard against an ownership change and the imposition of a limitation on the Debtors' future use of their NOLs.

         35. Once a NOL is limited under Section 382, its use is limited forever, and once an equity interest is transferred, it cannot be undone. It is thus critical that the Debtors be afforded the information necessary to evaluate the impact of any transactions that would increase the risk of an "ownership change" and the power to restrict such transfers. A substantial transfer of equity securities in the range of 26.8 to 50.1 percent is likely to have occurred thus far during the applicable testing period, accompanied by a possibility that an ownership change has already taken place. The shortening of notice with respect to this Motion and the emergency relief sought herein is necessary to avoid an irreversible loss of the Debtors' NOLs and the irreparable harm which could be caused by unfettered trading in the Debtors' equity securities or conversions of the Debtors' convertible Debt-trading or conversions which jeopardize the Debtors' ability to offset taxable income freely with NOLs. The Debtors anticipate that shortening of notice with respect to this Motion and entry of the proposed interim and final orders attached hereto will permit the Debtors and the Court to monitor equity trading and debt conversions in a manner that ensures that assets of the Debtors' estates will not be adversely affected.

         36. Without the requested relief and the shortening of the notice period with respect to this Motion, the Debtors are concerned that notice of this Motion may initiate a sudden increase in trading in the Debtors' equity securities or conversions of the Debtors' convertible debt, which could in turn hasten an ownership change and the harmful limitation of NOLs that the Debtors seek to avoid. Accordingly, the Debtors respectfully request that the Court shorten the notice period with respect to this Motion.

         37. The Debtors request that the Court schedule a hearing on the interim relief sought in this Motion on March 3, 2006. The Debtors request that the hearing on the final relief requested be scheduled for a date on or after March 23, 2006, so that all parties have an opportunity to consider fully the final relief requested and raise any objections or concerns with the Debtors and/or the Court.

         38. Because the interim relief sought herein is temporary in nature, and because all equity holders will have an opportunity to object to the proposed interim order, no party-in-interest will be unduly prejudiced by shortening notice.

                                No Prior Request

         39. No previous request for the relief sought herein has been made to this or any other court.

                                  Conclusion

         40. The Debtors' NOLs may be valuable assets of their estates that will facilitate the Debtors' reorganization and benefit all of their stakeholders. If the Debtors are unable to gain information about their equity holders in order to monitor and object to the above-referenced transfers, the Debtors' future use of their NOLs may be jeopardized. The Debtors have proposed notice and hearing procedures that impose minimal burdens on affected entities while achieving substantial benefit to the Debtors' estates. The Debtors believe that granting the relief requested in this Motion is in the best interests of the Debtors' estates, their creditors and other parties in interest.

         WHEREFORE, the Debtors respectfully request that the Court enter interim and final orders, in a form substantially similar attached hereto, (A) limiting certain transfers of equity securities and convertible debt of the Debtors and (B) approving related notice procedures.


Dated: Kansas City, Missouri
February 28, 2006

                                    /s/ Paul M. Hoffmann
                                    -------------------------------------------
                                    Paul M. Hoffmann (Missouri Bar No. 31922)
                                    STINSON MORRISON HECKER LLP
                                    1201 Walnut, Suite 2900
                                    Kansas City, MO 64106-2150
                                    Telephone: (816) 691-2746
                                    Facsimile: (888) 625-7290
                                    e-mail: phoffmann@stinsonmoheck.com

                                    Attorneys for the Debtors
                                    and Debtors-in-Possession

                                   EXHIBIT A

                             PROPOSED INTERIM ORDER

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-----------------------------------------x
                                         :
In re:                                   :  Chapter 11
                                         :
INTERSTATE BAKERIES                      :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                  :
                -- ---
                                         :  Jointly Administered
                           Debtors.      :
                                         :  Hearing Date: ___________, 2006
                                         :  Hearing Time:  _______
                                         :  Obj. Deadline: __________, 2006
-----------------------------------------x


             [PROPOSED] INTERIM ORDER PURSUANT TO SECTIONS 105(a),
         362(a)(3) AND 541 OF THE BANKRUPTCY CODE (A) LIMITING CERTAIN
           TRANSFERS OF EQUITY SECURITIES AND CONVERTIBLE DEBT OF THE
              DEBTORS AND (B) APPROVING RELATED NOTICE PROCEDURES

         Upon the emergency motion (the "Motion")(1) of the above-captioned debtors and debtors in possession (the "Debtors") seeking entry of interim and final orders pursuant to sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) limiting certain transfers of equity securities and convertible debt of the Debtors, (B) approving related notice procedures and (C) shortening notice of hearing on the Motion in accordance with paragraph 11 of the order under 11 U.S.C. ss. 105 establishing monthly omnibus hearings and certain notice, case administration and administrative procedures (Docket No. 80) (the "Case Management Order"); and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334; and it appearing that this proceeding is a core proceeding within the meaning of 28 U.S.C. ss. 157(b)(2); and it appearing that venue is proper in this District pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and it appearing that good and sufficient notice of the Motion having been given and that no other or further notice of the Motion need be provided; and after due deliberation and sufficient cause appearing therefore,

---------------

(1) Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Debtors' Emergency Motion For Entry of Interim and Final Orders Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors,
         (B) Approving Related Notice Procedures and (C) Shortening Notice of Hearing, as entered on March 3, 2006.



         IT IS HEREBY ORDERED THAT:

         1. The Motion is granted to the extent set forth in this Interim Order (the "Order").

         2. Any direct or indirect purchase, sale or other transfer, acquisition or disposition of equity securities of the Debtors, including through the conversion of any instrument or obligation that, pursuant to its terms, is convertible into the Debtors' common stock, that is made in violation of the restrictions or the procedures set forth herein (including the notice requirements set forth in P. P. 3(C) or 3(D)) shall be null and void ab initio as an act in violation of this Order. Any such direct or indirect purchase, sale or other transfer, acquisition or disposition shall confer no rights on the transferee of the Debtors' equity securities or the converting holder of the Debtors' convertible debt.

         3. The following procedures and restrictions shall apply to trading in the equity securities and convertible debt of the Debtors:

                  A.      Definitions.

                  i. "Acquisition" shall include (but shall not be limited to) any purchase, accumulation, conversion, transfer or other transaction that would result in an increase in the amount of the Debtors' Equity Securities that are Beneficially Owned by a person or entity.

                  ii. "Beneficial Ownership" or "Beneficially Own" will be determined in accordance with applicable rules under
                          Section 382 of the Internal Revenue Code (the "IRC") and the Treasury Regulations thereunder, and to the extent provided in those rules shall include (but shall not be limited to):

                          (a) direct and indirect ownership by a holder (e.g., an individual shareholder of a holding company would be considered to Beneficially Own a proportionate share of all interests owned or acquired by the holding company, its subsidiaries and/or affiliates);

                          (b) ownership of a participation interest in a pass-through or grantor trust, with any such participant being considered to Beneficially Own a ratable share of all interests owned or acquired by such pass-through entity or such trust or its trustee;

                          (c)   ownership by a holder's family members;

                          (d) ownership by persons or entities acting in concert with a holder to make a coordinated acquisition;

                          (e) ownership of an interest that such holder has a right to acquire through the ownership of an option, a contingent purchase right, any Convertible Debt that is not as defined herein as an Equity Security pursuant to paragraph 3(A)(v) herein, a put, a call, an equity interest subject to risk of forfeiture, a contract to acquire an interest, or a similar interest (including those interests described in Treasury Regulation ss. 1.382-4(d)(9)), regardless of whether such interest or right to acquire is contingent or otherwise not currently exercisable (each such right or interest to acquire, an "Option"); and

                          (f) ownership by a trust qualified under Section 401(a) of the IRC.

                  iii. "Convertible Debt" shall include any instrument or obligation that, pursuant to its terms, is convertible into the Debtors' common stock.

                  iv. "Disposition" shall include (but shall not be limited to) any sale, trade, transfer, abandonment or other transaction that would result in a decrease in the amount of the Debtors' Equity Securities that are Beneficially Owned by a person or entity.

                  v. "Equity Securities" shall include (but shall not be limited to):

                          (a) Debtors' stock (including Debtors' common stock, preferred stock, restricted stock, deferred stock; each such interest, "stock");

                          (b) any Convertible Debt that, under Treas. Reg. ss.1.382-4, would be deemed to be constructively owned as stock by its holder.

                          (c) Except for such Convertible Debt that, under Treas. Reg. ss.1.382-4, would be deemed to be constructively owned as stock by its holder, Equity Securities shall not include any instrument or obligation that, when issued or incurred, constituted debt for all federal income tax purposes.

                  vi.     "Substantial Equityholder" shall include:

                          (a) any person or entity who holds any principal amount of the Debtors' Convertible Debt or who beneficially owns at any time after March 3, 2006 any outstanding Equity Securities of the Debtors as a result of converting such Convertible Debt; and

                          (b)   any person or entity who otherwise has
                                Beneficially Owned at any time on or after September 22, 2004, currently Beneficially Owns or in the future Beneficially Owns at least 2,038,273 shares of the outstanding Equity Securities of the Debtors.

                  B. Notice of Substantial Equityholder Status. A Substantial Equityholder shall serve upon the Debtors and the Debtors' counsel a notice of such status in accordance with the form attached hereto as Exhibit 1A on or before the date that is the later of: (A) March 13, 2006 or (B) ten (10) calendar days after such person or entity becomes a Substantial Equityholder.

                  C. Acquisition of Equity Securities or Convertible Debt. Prior to effecting any Acquisition (including the Acquisition of Options to acquire the Debtors' Equity Securities) that would result in an increase in the amount of the Debtors' Equity Securities or Convertible Debt Beneficially Owned by a Substantial Equityholder or would result in a person or entity becoming a Substantial Equityholder (a "Proposed Equity Securities Acquisition Transaction" or "Proposed Convertible Debt Acquisition Transaction," as the case may be), such person, entity or Substantial Equityholder (a "Proposed Equity Securities Transferee" or "Proposed Convertible Debt Transferee," as the case may be) shall serve on the Debtors and the Debtors' counsel a Notice of Intent to Acquire an Equity Security or Convertible Debt (an "Equity Securities Acquisition Notice" or "Convertible Debt Acquisition Notice," as the case may
be), in accordance with the form attached hereto as Exhibit 1B, specifically and in detail describing the intended Acquisition.

                  D. Disposition of Equity Securities or Convertible Debt. Prior to effecting any Disposition (including the Disposition of Options to acquire the Debtors' Equity Securities) that would result in a decrease in the amount of the Debtors' Equity Securities or Convertible Debt Beneficially Owned by a Substantial Equityholder or that would result in a person or entity ceasing to be a Substantial Equityholder (a "Proposed Equity Securities Disposition Transaction" or "Proposed Convertible Debt Disposition Transaction," as the case may be), such person, entity or Substantial Equityholder (a "Proposed Equity Securities Debt Transferor" or "Proposed Convertible Debt Transferor," as the case may be) shall serve on the Debtors and Debtors' counsel a Notice of Intent to Dispose of an Equity Security or Convertible Debt (an "Equity Debt Securities Disposition Notice" or "Convertible Debt Disposition Notice," as the case may be), in accordance with the form attached hereto as Exhibit 1C, specifically and in detail describing the intended Disposition.

                  E. Objection Procedures. No later than the date that is 20 calendar days after the Debtors' actual receipt of an Equity Securities Acquisition Notice or an Equity Securities Disposition Notice (the "Objection Deadline"), the Debtors may serve upon the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as appropriate, an objection (an "Objection") to any proposed transfer of the Debtors' Equity Securities on the grounds that such transfer poses a material risk of adversely affecting the Debtors' ability to utilize any of their NOLs as a result of an ownership change under Section 382 of the Internal Revenue Code. In evaluating whether any proposed transfer of the Debtors' Equity Securities or Convertible Debt poses such a material risk, the Debtors' shall be required to consider the potential adverse effect of each Equity Securities or Convertible Debt Acquisition Notice and/or Equity Securities or Convertible Debt Disposition Notice in the order in which the Debtors' receive each such notice.

                  i. If the Debtors timely serve an Objection by the Objection Deadline, the Proposed Equity Acquisition Transaction and/or Proposed Equity Securities Disposition Transaction, as applicable, shall not be effective unless approved by an order of this Court, after notice and a hearing and such time as such order is not subject to appeal, stay, modification, or reconsideration, or as otherwise agreed to in writing between the Debtors and the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as the case may be.

                  ii. If the Debtors do not timely serve an Objection by the Objection Deadline, or if the Debtors provide written notice to the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as appropriate, that the Debtors do not object to such transaction prior to the expiration of the 20-day notice period, then the Proposed Equity Securities Acquisition Transaction and/or the Proposed Equity Securities Disposition Transaction may proceed only as specifically described in the Equity Securities Acquisition Notice or the Equity Securities Disposition Notice, as applicable, or as otherwise agreed in writing between the Debtors and the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as applicable.

         4. Special Rules

                  A. Agents, Brokers, Custodians, Nominees, Clearinghouses and Trustees. Sales, acquisitions or other transfers of Equity Securities or Convertible Debt of the Debtors by a person or entity acting as a broker, agent, custodian, nominee, prime broker, clearinghouse or trustee on behalf of another person or entity shall not be subject to this Order with respect to that particular sale, acquisition or other transfer; provided, however, that a trustee of a trust qualified under Section 401(a) of the Internal Revenue Code, and the customer or principal of such agent, broker, custodian, nominee, prime broker, clearinghouse or trustee, shall not be excluded from this Order by reason of this paragraph.

                  B. Money Loans. A person or entity's use of Equity Securities or Convertible Debt of the Debtors' as collateral for a money loan shall not cause such person or entity to be subject to this Order with respect to such money loan; provided, however, that any transfer of collateral pursuant to the collection of such money loan shall not be excluded from this Order solely by reason of this paragraph.

                  C. Riskless Principals. Market trades in Equity Securities or Convertible Debt of the Debtors in which a person or entity acts as a "riskless principal" between customers by buying and selling the same aggregate amounts on the same trade date for effect on the same settlement date shall not be subject to this Order with respect to such trades; provided, however, that such trades shall not be excluded from this Order with respect to such customers solely by reason of this paragraph.

                  D. Waiver of Restrictions. The Debtors shall be permitted to waive by written instrument any restrictions, limitations or notice requirements imposed by this Order; provided, however, that any such waiver shall be filed with this Court.

         5. Other Notice Procedures

                  A. Service of Procedures Notice. Following entry of this Order, the Debtors shall deliver a copy of the Notice of (A) Notification Procedures Applicable to Substantial Holders of Equity Securities and All Holders of Convertible Debt and (B) Notification and Hearing Procedures for the Trading in Equity Securities and Convertible Debt (the "Notice of Notification Procedures") (a copy of which is attached hereto as Exhibit 2) to the entities listed below.

                          i.    the Office of the United States Trustee;

                          ii. any official statutory committee appointed in these Chapter 11 Cases;

                          iii. counsel for the Debtors' debtor-in-possession lenders;

                          iv. the transfer agents for all Equity Securities of the Debtors;

                          v. the Indenture Trustee in connection with the Debtors' Convertible Debt; and vi. all entities who file notices of appearance and request service of papers pursuant to Bankruptcy Rule 2002.

                  B. The Debtors shall also deliver the Notice of Notification Procedures to any and all registered holders of Equity Securities or Convertible Debt of the Debtors.

                          i. Any such registered holder shall, in turn, deliver a copy of the Notice of Notification Procedures to any holder for whose account such registered holder holds such Equity Securities or Convertible Debt, and so on down the chain of ownership.

                          ii. Any person or entity in its individual capacity (a "Prospective Seller"), and any broker or agent acting on behalf of a Prospective Seller, who contemplates selling more than 452,949 shares of the Debtors' Equity Securities or any principal amount of the Debtors' Convertible Debt to another person or entity (a "Prospective Purchaser") must provide a copy of the Notice of Notification Procedures to each Prospective Purchaser or any broker or agent acting on behalf of a Prospective Purchaser.

         6. The requirements set forth in this Order are in addition to the requirements of Federal Rule of Bankruptcy Procedure 3001(e) and applicable securities, corporate and other laws, and do not excuse compliance therewith.

         7. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

         8. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, or 9014, the terms, conditions and notification procedures of this Order shall be effective as of the date this Order is entered; provided, however, that any transaction permissible without notice under this Order shall be deemed to be in compliance with this Order.

         9. Nothing in this Order is intended to have any precedential effect in any other proceeding involving a Debtor or a Substantial Equityholder and shall not be used as either res judicata or collateral estoppel, or otherwise have precedential effect, in any such other proceeding.

         10. Except for those persons or entities that are required to provide notice pursuant to Paragraphs 3 of this Order, no person or entity shall be liable for any damages or losses resulting from or caused by a violation of this Order.

         11. Parties in interest that oppose the interim relief granted in this Order becoming final, and the entry of a final order granting the relief sought in the Motion, must file an objection with this Court and serve such objection on the Debtors' counsel on or before __________, 2006. If objections are filed, they will be heard on __________, 2006 at the United States Bankruptcy Court in Kansas City, Missouri. If no objections are timely filed, the Court may enter a final order granting the relief sought in the Motion without further notice or hearing.

         12. This Order shall terminate after the earlier of: the date of the Court's entry of a final order pursuant to the Motion or the effective date of the Debtors' plan of reorganization.

         13. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

Dated: March 3, 2006

                                           ----------------------------------
                                           The Honorable Jerry W. Venters
                                           United States Bankruptcy Judge

                                   Exhibit 1A

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

----------------------------------------- x
                                          :
In re:                                    :  Chapter 11
                                          :
INTERSTATE BAKERIES                       :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                   :
                -- ---
                                          :  Jointly Administered
                           Debtors.       :
                                          :
                                          :
                                          :
----------------------------------------- x

               NOTICE OF STATUS AS A SUBSTANTIAL EQUITYHOLDER(2)

         PLEASE TAKE NOTICE that, at any time on or after September 22, 2004, [name of holder] was/is/has become a Substantial Equityholder with respect to the Equity Securities and/or Convertible Debt of Interstate Bakeries Corporation together with certain of its subsidiaries and affiliates (the "Debtors"), all debtors and debtors-in-possession in Case No. 04-45814, pending in the United States Bankruptcy Court for the Western District of Missouri (the "Court").

         PLEASE TAKE FURTHER NOTICE that, as of [date], [name of holder] Beneficially Owns [___] shares of the Equity Securities or $_______ in principal amount of the Convertible Debt of the Debtors. The following table sets forth the date(s) on which [name of holder] acquired or otherwise became the Beneficial Owner of such Equity Securities or Convertible Debt or disposed of any of such Equity Securities or Convertible Debt:


-------------------------------------------------------------------------------------------------
Number of Shares/Principal Amount    Type of Instrument (Equity        Date Acquired/Disposed
of Convertible Debt                  Security or Convertible Debt)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
(Attach additional page if necessary)

-----------------

(2) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Interim Order of this Court, entered on March 3, 2006, (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.




         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of holder] is __________________.

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of holder] hereby declares that it has examined this Notice and accompanying attachments (if any) and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order of this Court, entered on March 3, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.


Dated:
[City, State]

                                                Respectfully submitted,

                                                [Name of Acquirer/Seller]
                                                [Address] [Telephone and
                                                facsimile]

                                   Exhibit 1B

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

----------------------------------------- x
                                          :
In re:                                    :  Chapter 11
                                          :
INTERSTATE BAKERIES                       :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                   :
                -- ---
                                          :  Jointly Administered
                           Debtors.       :
                                          :
                                          :
                                          :
----------------------------------------- x

                 NOTICE OF INTENT TO ACQUIRE EQUITY SECURITIES
                              OR CONVERTIBLE DEBT

         PLEASE TAKE NOTICE that [name of prospective acquirer] hereby provides notice of its intention to Acquire(3) one or more shares, or an Option with respect thereto, of the Equity Securities of Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), or to Acquire any principal amount of the Convertible Debt of the Debtors (the "Proposed Transfer").

         PLEASE TAKE FURTHER NOTICE that, if applicable, on [prior date(s)], [name of prospective acquirer] served a Notice of Status as a Substantial Equityholder upon the Debtors and the Debtors' counsel.

         PLEASE TAKE FURTHER NOTICE that [name of prospective acquirer] currently Beneficially Owns _________ shares of the Equity Securities or $_______ in principal amount of the Convertible Debt of the Debtors.


-----------------

(3) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Interim Order of this Court, entered on March 3, 2006, (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.


         PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, [name of prospective acquirer] proposes to Acquire [_____] shares of Equity Securities, an Option with respect to [_____] shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors. If the Proposed Transfer is permitted to occur, [name of prospective acquirer] will Beneficially Own a total of [___] shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors after the transfer.

         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of prospective acquirer] is .

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of prospective acquirer] hereby declares it has examined this Notice and accompanying attachments (if any), and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order of this Court, entered on March 3, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES that the Debtors have twenty (20) calendar days after receipt of this Notice to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will not be effective unless approved by an order of the Court, after notice and an opportunity for a hearing, and at such time as such order is not subject to appeal, modification, stay or reconsideration, or as otherwise agreed to in writing by the Debtors. If the Debtors do not object within such twenty (20) day period, then after expiration of such period the Proposed Transfer may proceed specifically as set forth in this Notice; provided, however, that if, prior to the expiration of the foregoing twenty (20) day notice period, the Debtors provide written notice that they do not object to the Proposed Transfer, the Proposed Transfer may proceed as specifically as set forth in this Notice.

         [Name of prospective acquirer] further understands that any additional transactions that may result in [name of prospective acquirer] Acquiring additional shares of Equity Securities (or an Option with respect thereto) or additional amounts of Convertible Debt will each require an additional notice to be served in the same manner as this Notice.

Dated:
[City, State]

                                           Respectfully submitted,

                                           [Name of Prospective Acquirer]
                                           [Address] [Telephone and
                                           facsimile]

                                   Exhibit 1C

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

------------------------------------------- x
                                            :
In re:                                      :  Chapter 11
                                            :
INTERSTATE BAKERIES                         :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                     :
                -- ---
                                            :  Jointly Administered
                           Debtors.         :
                                            :
                                            :
                                            :
------------------------------------------- x

      NOTICE OF INTENT TO DISPOSE OF EQUITY SECURITIES OR CONVERTIBLE DEBT

         PLEASE TAKE NOTICE that [name of prospective seller] hereby provides notice of its intention to Dispose(4) of one or more shares, or an Option with respect thereto, of the Equity Securities of Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), or to Dispose of any principal amount of the Convertible Debt of the Debtors (the "Proposed Transfer").

         PLEASE TAKE FURTHER NOTICE that, if applicable, on [prior date(s)], [name of prospective seller] filed a Notice of Status as a Substantial Equityholder with the United States Bankruptcy Court for the Western District of Missouri (the "Court") and served copies thereof on the Debtors' counsel.

         PLEASE TAKE FURTHER NOTICE that [name of prospective seller] currently Beneficially Owns __________ shares of Equity Securities of the Debtors or $_______ in principal amount of Convertible Debt of the Debtors.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, [name of prospective seller] proposes to Dispose of _______ shares of Equity Securities, an Option with respect to ______ shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors. If the Proposed Transfer is permitted to occur, [name of prospective seller] will Beneficially Own a total of ______ shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors after the transfer.

----------------

(4) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Interim Order of this Court, entered on March 3, 2006 (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.




         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of prospective acquirer] is ___________________.

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of prospective seller] hereby declares that it has examined this Notice and accompanying attachments (if any) and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order of this Court, entered on March 3, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES that the Debtors have twenty (20) calendar days after receipt of this Notice to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will not be effective unless approved by an order of the Court, after notice and a hearing and at such time as such order is not subject to appeal, modification, stay or reconsideration, or as otherwise agreed to in writing by the Debtors. If the Debtors do not object within such twenty (20) day period, then after expiration of such period, the Proposed Transfer may proceed specifically as set forth in this Notice; provided, however, that if, prior to the expiration of the foregoing twenty (20) day notice period, the Debtors provide written notice that they do not object to the Proposed Transfer, the Proposed Transfer may proceed as specifically as set forth in this Notice.

         [Name of prospective seller] further understands that any additional transactions that may result in [name of prospective seller] Disposing of Equity Securities (or an Option with respect thereto) or any principal amount of Convertible Debt of the Debtors will each require an additional notice to be served in the same manner as this Notice.


Dated:
[City, State]

                                              Respectfully submitted,

                                              [Name of Prospective Seller]
                                              [Address] [Telephone and
                                              facsimile]

                                   Exhibit 2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-----------------------------------------x
                                         :
In re:                                   :  Chapter 11
                                         :
INTERSTATE BAKERIES                      :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                  :
                -- ---
                                         :  Jointly Administered
                           Debtors.      :
                                         :  Hearing Date: _________, 2006
                                         :  Hearing Time: _______
                                         :  Obj. Deadline: ________, 2006
-----------------------------------------x

        NOTICE OF (A) NOTIFICATION PROCEDURES APPLICABLE TO SUBSTANTIAL
        HOLDERS OF EQUITY SECURITIES AND ALL HOLDERS OF CONVERTIBLE DEBT
       AND (B) NOTIFICATION AND HEARING PROCEDURES FOR TRADING IN EQUITY
                        SECURITIES AND CONVERTIBLE DEBT

TO ALL PERSONS OR ENTITIES HOLDING EQUITY SECURITIES OR CONVERTIBLE DEBT OF INTERSTATE BAKERIES AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES:

         PLEASE TAKE NOTICE that on September 22, 2004 (the "Petition Date"), Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), commenced cases under Chapter 11 of Title 11 of the United States Code as amended from time to time (the "Bankruptcy Code").

         PLEASE TAKE FURTHER NOTICE that on March 3, 2006, the United States Bankruptcy Court for the Western District of Missouri (the "Court") entered an interim order (the "Interim Order") imposing certain transfer restrictions on equity securities and convertible debt of the Debtors and approving the procedures set forth in the Interim Order (the "Notice Procedures") to preserve certain net operating losses of the Debtors.

         As further specified in the Interim Order, the Interim Order imposes notice procedures and limitations upon (i) acquisitions of convertible debt or stock ("equity securities") of the Debtors by persons or entities who already hold any amount of convertible debt or who hold or are deemed to hold at least 2,038,273 shares of the Debtors' common stock; (ii) acquisitions of convertible debt or equity securities of the Debtors by persons or entities who hold less than 2,038,273 shares of the Debtors' common stock if such acquisitions would cause such persons or entities to hold any amount of convertible debt or to hold or be deemed to hold at least 2,038,273 shares of the Debtors' common stock; and (iii) dispositions, sales or other transfers of convertible debt or equity securities of the Debtors by persons or entities who hold any amount of convertible debt or who hold or are deemed to hold at least 2,038,273 shares of the Debtors' stock. Any acquisition (including through conversion), disposition or other transfer of equity securities of the Debtors in violation of the Interim Order or the Notice Procedures shall be null and void ab initio and shall confer no rights on the transferee.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order, the Notice Procedures shall apply to holding, acquiring (including through conversion), disposing and otherwise transferring equity securities or convertible debt of the Debtors.

         PLEASE TAKE FURTHER NOTICE that any person or entity may obtain a copy of the Interim Order, the Notice Procedures and the forms of each of the required notices described therein by contacting the Claims Agent in writing at the following address or e-mail, or by calling the Claims Agent at the number listed below.

              IBC Claims Processing
              c/o Kurtzman Carson Consultants LLC
              12910 Culver Blvd. Ste I
              Los Angeles, CA 90066
              telephone: 1-866-381-9100
              http:www.kccllc.net/ibc
              e-mail: ibcinfo@kccllc.com
                      ------------------

         Additional information can also be obtained by calling the Debtors' hotline at 1-866-270-4314.

Such documents also may be viewed at the Office of the Clerk, United States Bankruptcy Court for the Western District of Missouri, 400 E. 9th Street, Kansas City, Missouri, from 9:00 a.m. to 4:30 p.m., excluding federal holidays.

         PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate and other laws, and do not excuse compliance therewith.

         PLEASE TAKE FURTHER NOTICE that parties-in-interest that oppose the relief granted in the Interim Order becoming final must file an objection with the Court and serve such objection on counsel to the Debtors on or before __________, 2006. If objections are filed, they will be heard on __________, 2006, at _______ at the United States Bankruptcy Court in Kansas City, Missouri. If no objections are timely filed, the Court may enter an order making the relief granted in the Interim Order final, without further notice or hearing.

Dated: Kansas City, Missouri
March 3, 2006

                                   /s/ Paul M. Hoffmann
                                   --------------------------------------------
                                   Paul M. Hoffmann (Missouri Bar No. 31922)
                                   STINSON MORRISON HECKER LLP
                                   1201 Walnut, Suite 2900
                                   Kansas City, MO 64106-2150
                                   e-mail: phoffmann@stinsonmoheck.com

                                   Attorneys for the Debtors
                                   and Debtors-in-Possession

                                   EXHIBIT B


                              PROPOSED FINAL ORDER

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-----------------------------------------x
                                         :
In re:                                   :  Chapter 11
                                         :
INTERSTATE BAKERIES                      :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                  :
                -- ---
                                         :  Jointly Administered
                           Debtors.      :
                                         :
                                         :
                                         :
-----------------------------------------x


               FINAL ORDER PURSUANT TO SECTIONS 105(a), 362(a)(3)
              AND 541 OF THE BANKRUPTCY CODE (A) LIMITING CERTAIN
             TRANSFERS OF EQUITY SECURITIES AND CONVERTIBLE DEBT OF
            THE DEBTORS AND (B) APPROVING RELATED NOTICE PROCEDURES

         Upon the emergency motion (the "Motion")(5) of the above-captioned debtors and debtors in possession (the "Debtors") seeking entry of interim and final orders pursuant to sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) limiting certain transfers of equity securities and convertible debt of the Debtors, (B) approving related notice procedures and (C) shortening notice of hearing on the Motion in accordance with paragraph 11 of the order under 11 U.S.C. ss. 105 establishing monthly omnibus hearings and certain notice, case administration and administrative procedures (Docket No. 80) (the "Case Management Order"); and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334; and it appearing that this proceeding is a core proceeding within the meaning of 28 U.S.C. ss. 157(b)(2); and it appearing that venue is proper in this District pursuant to 28 U.S.C. ss.ss. 1408 and 1409; and it appearing that good and sufficient notice of the Motion having been given and that no other or further notice of the Motion need be provided; and after due deliberation and sufficient cause appearing therefore,

---------------

(5) Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Debtors' Emergency Motion For Entry of Interim and Final Orders Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors, (B) Approving Related Notice Procedures and (C) Shortening Notice of Hearing, as entered on March 3, 2006.



         IT IS HEREBY ORDERED THAT:

         14. The Motion is granted to the extent set forth in this Final Order (the "Order").

         15. Any direct or indirect purchase, sale or other transfer, acquisition or disposition of equity securities of the Debtors, including through the conversion of any instrument or obligation that, pursuant to its terms, is convertible into the Debtors' common stock, that is made in violation of the restrictions or the procedures set forth herein (including the notice requirements set forth in P. P. 3(C) or 3(D)) shall be null and void ab initio as an act in violation of this Order. Any such direct or indirect purchase, sale or other transfer, acquisition or disposition shall confer no rights on the transferee of the Debtors' equity securities or the converting holder of the Debtors' convertible debt.

         16. The following procedures and restrictions shall apply to trading in the equity securities and convertible debt of the Debtors:

                  A. Definitions.

                     i. "Acquisition" shall include (but shall not be limited to) any purchase, accumulation, conversion, transfer or other transaction that would result in an increase in the amount of the Debtors' Equity Securities that are Beneficially Owned by a person or entity.

                     ii. "Beneficial Ownership" or "Beneficially Own" will be determined in accordance with applicable rules under
                          Section 382 of the Internal Revenue Code (the "IRC") and the Treasury Regulations thereunder, and to the extent provided in those rules shall include (but shall not be limited to):

                          (a) direct and indirect ownership by a holder (e.g., an individual shareholder of a holding company would be considered to Beneficially Own a proportionate share of all interests owned or acquired by the holding company, its subsidiaries and/or affiliates);

                          (b) ownership of a participation interest in a pass-through or grantor trust, with any such participant being considered to Beneficially Own a ratable share of all interests owned or acquired by such pass-through entity or such trust or its trustee;

                          (c)   ownership by a holder's family members;

                          (d) ownership by persons or entities acting in concert with a holder to make a coordinated acquisition;

                          (e) ownership of an interest that such holder has a right to acquire through the ownership of an option, a contingent purchase right, any Convertible Debt that is not as defined herein as an Equity Security pursuant to paragraph 3(A)(v) herein, a put, a call, an equity interest subject to risk of forfeiture, a contract to acquire an interest, or a similar interest (including those interests described in Treasury Regulation ss. 1.382-4(d)(9)), regardless of whether such interest or right to acquire is contingent or otherwise not currently exercisable (each such right or interest to acquire, an "Option"); and

                          (f) ownership by a trust qualified under Section 401(a) of the IRC.

                     iii. "Convertible Debt" shall include any instrument or
                          obligation that, pursuant to its terms, is convertible into the Debtors' common stock.

                     iv. "Disposition" shall include (but shall not be limited to) any sale, trade, transfer, abandonment or other transaction that would result in a decrease in the amount of the Debtors' Equity Securities that are Beneficially Owned by a person or entity.

                     v. "Equity Securities" shall include (but shall not be limited to):

                          (a) Debtors' stock (including Debtors' common stock, preferred stock, restricted stock, deferred stock; each such interest, "stock");

                          (b) any Convertible Debt that, under Treas. Reg. ss.1.382-4, would be deemed to be constructively owned as stock by its holder.

                          (c) Except for such Convertible Debt that, under Treas. Reg. ss.1.382-4, would be deemed to be constructively owned as stock by its holder, Equity Securities shall not include any instrument or obligation that, when issued or incurred, constituted debt for all federal income tax purposes.

                     vi.  "Substantial Equityholder" shall include:

                          (a) any person or entity who holds any principal amount of the Debtors' Convertible Debt or who beneficially owns at any time after March 3, 2006 any outstanding Equity Securities of the Debtors as a result of converting such Convertible Debt; and

                          (b)   any person or entity who otherwise has
                                Beneficially Owned at any time on or after September 22, 2004, currently Beneficially Owns or in the future Beneficially Owns at least 2,038,273 shares of the outstanding Equity Securities of the Debtors.


                  B. Notice of Substantial Equityholder Status. A Substantial Equityholder shall serve upon the Debtors and the Debtors' counsel a notice of such status in accordance with the form attached hereto as Exhibit 1A on or before the date that is the later of: (A) March 13, 2006 or (B) ten (10) calendar days after such person or entity becomes a Substantial Equityholder.

                  C. Acquisition of Equity Securities or Convertible Debt. Prior to effecting any Acquisition (including the Acquisition of Options to acquire the Debtors' Equity Securities) that would result in an increase in the amount of the Debtors' Equity Securities or Convertible Debt Beneficially Owned by a Substantial Equityholder or would result in a person or entity becoming a Substantial Equityholder (a "Proposed Equity Securities Acquisition Transaction" or "Proposed Convertible Debt Acquisition Transaction," as the case may be), such person, entity or Substantial Equityholder (a "Proposed Equity Securities Transferee" or "Proposed Convertible Debt Transferee," as the case may be) shall serve on the Debtors and the Debtors' counsel a Notice of Intent to Acquire an Equity Security or Convertible Debt (an "Equity Securities Acquisition Notice" or "Convertible Debt Acquisition Notice," as the case may
be), in accordance with the form attached hereto as Exhibit 1B, specifically and in detail describing the intended Acquisition.

                  D. Disposition of Equity Securities or Convertible Debt. Prior to effecting any Disposition (including the Disposition of Options to acquire the Debtors' Equity Securities) that would result in a decrease in the amount of the Debtors' Equity Securities or Convertible Debt Beneficially Owned by a Substantial Equityholder or that would result in a person or entity ceasing to be a Substantial Equityholder (a "Proposed Equity Securities Disposition Transaction" or "Proposed Convertible Debt Disposition Transaction," as the case may be), such person, entity or Substantial Equityholder (a "Proposed Equity Securities Debt Transferor" or "Proposed Convertible Debt Transferor," as the case may be) shall serve on the Debtors and Debtors' counsel a Notice of Intent to Dispose of an Equity Security or Convertible Debt (an "Equity Debt Securities Disposition Notice" or "Convertible Debt Disposition Notice," as the case may be), in accordance with the form attached hereto as Exhibit 1C, specifically and in detail describing the intended Disposition.

                  E. Objection Procedures. No later than the date that is 20 calendar days after the Debtors' actual receipt of an Equity Securities Acquisition Notice or an Equity Securities Disposition Notice (the "Objection Deadline"), the Debtors may serve upon the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as appropriate, an objection (an "Objection") to any proposed transfer of the Debtors' Equity Securities on the grounds that such transfer poses a material risk of adversely affecting the Debtors' ability to utilize any of their NOLs as a result of an ownership change under Section 382 of the Internal Revenue Code. In evaluating whether any proposed transfer of the Debtors' Equity Securities or Convertible Debt poses such a material risk, the Debtors' shall be required to consider the potential adverse effect of each Equity Securities or Convertible Debt Acquisition Notice and/or Equity Securities or Convertible Debt Disposition Notice in the order in which the Debtors' receive each such notice.

                     i. If the Debtors timely serve an Objection by the Objection Deadline, the Proposed Equity Acquisition Transaction and/or Proposed Equity Securities Disposition Transaction, as applicable, shall not be effective unless approved by an order of this Court, after notice and a hearing and such time as such order is not subject to appeal, stay, modification, or reconsideration, or as otherwise agreed to in writing between the Debtors and the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as the case may be.

                     ii. If the Debtors do not timely serve an Objection by the Objection Deadline, or if the Debtors provide written notice to the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as appropriate, that the Debtors do not object to such transaction prior to the expiration of the 20-day notice period, then the Proposed Equity Securities Acquisition Transaction and/or the Proposed Equity Securities Disposition Transaction may proceed only as specifically described in the Equity Securities Acquisition Notice or the Equity Securities Disposition Notice, as applicable, or as otherwise agreed in writing between the Debtors and the Proposed Equity Securities Transferor or the Proposed Equity Securities Transferee, as applicable.

         17. Special Rules

                  A. Agents, Brokers, Custodians, Nominees, Clearinghouses and Trustees. Sales, acquisitions or other transfers of Equity Securities or Convertible Debt of the Debtors by a person or entity acting as a broker, agent, custodian, nominee, prime broker, clearinghouse or trustee on behalf of another person or entity shall not be subject to this Order with respect to that particular sale, acquisition or other transfer; provided, however, that a trustee of a trust qualified under Section 401(a) of the Internal Revenue Code, and the customer or principal of such agent, broker, custodian, nominee, prime broker, clearinghouse or trustee, shall not be excluded from this Order by reason of this paragraph.

                  B. Money Loans. A person or entity's use of Equity Securities or Convertible Debt of the Debtors' as collateral for a money loan shall not cause such person or entity to be subject to this Order with respect to such money loan; provided, however, that any transfer of collateral pursuant to the collection of such money loan shall not be excluded from this Order solely by reason of this paragraph.

                  C. Riskless Principals. Market trades in Equity Securities or Convertible Debt of the Debtors in which a person or entity acts as a "riskless principal" between customers by buying and selling the same aggregate amounts on the same trade date for effect on the same settlement date shall not be subject to this Order with respect to such trades; provided, however, that such trades shall not be excluded from this Order with respect to such customers solely by reason of this paragraph.

                  D. Waiver of Restrictions. The Debtors shall be permitted to waive by written instrument any restrictions, limitations or notice requirements imposed by this Order; provided, however, that any such waiver shall be filed with this Court.

         18. Other Notice Procedures

                  A. Service of Procedures Notice. Following entry of this Order, the Debtors shall deliver a copy of the Notice of (A) Notification Procedures Applicable to Substantial Holders of Equity Securities and All Holders of Convertible Debt and (B) Notification and Hearing Procedures for the Trading in Equity Securities and Convertible Debt (the "Notice of Notification Procedures") (a copy of which is attached hereto as Exhibit 2) to the entities listed below.

                     i.   the Office of the United States Trustee;

                     ii. any official statutory committee appointed in these Chapter 11 Cases;

                     iii. counsel for the Debtors' debtor-in-possession
                          lenders;

                     iv. the transfer agents for all Equity Securities of the Debtors;

                     v. the Indenture Trustee in connection with the Debtors' Convertible Debt; and vi. all entities who file notices of appearance and request service of papers pursuant to Bankruptcy Rule 2002.

                  B. The Debtors shall also deliver the Notice of Notification Procedures to any and all registered holders of Equity Securities or Convertible Debt of the Debtors.

                     i. Any such registered holder shall, in turn, deliver a copy of the Notice of Notification Procedures to any holder for whose account such registered holder holds such Equity Securities or Convertible Debt, and so on down the chain of ownership.

                     ii. Any person or entity in its individual capacity (a "Prospective Seller"), and any broker or agent acting on behalf of a Prospective Seller, who contemplates selling more than 452,949 shares of the Debtors' Equity Securities or any principal amount of the Debtors' Convertible Debt to another person or entity (a "Prospective Purchaser") must provide a copy of the Notice of Notification Procedures to each Prospective Purchaser or any broker or agent acting on behalf of a Prospective Purchaser.

                  C. The Debtors shall publish the Notice of Notification Procedures in the domestic editions of the Wall Street Journal and USA Today within 30 days of the entry of this Order.

         19. The requirements set forth in this Order are in addition to the requirements of Federal Rule of Bankruptcy Procedure 3001(e) and applicable securities, corporate and other laws, and do not excuse compliance therewith.

         20. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

         21. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, or 9014, the terms, conditions and notification procedures of this Order shall be effective as of the date this Order is entered; provided, however, that any transaction permissible without notice under this Order shall be deemed to be in compliance with this Order.

         22. Nothing in this Order is intended to have any precedential effect in any other proceeding involving a Debtor or a Substantial Equityholder and shall not be used as either res judicata or collateral estoppel, or otherwise have precedential effect, in any such other proceeding.

         23. Except for those persons or entities that are required to provide notice pursuant to Paragraphs 3 of this Order, no person or entity shall be liable for any damages or losses resulting from or caused by a violation of this Order.

         24. This Order shall terminate after the effective date of the Debtors' plan of reorganization. 25. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

Dated: __________, 2006

                                            ---------------------------------
                                            The Honorable Jerry W. Venters
                                            United States Bankruptcy Judge

                                   Exhibit 1A

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

------------------------------------------x
                                          :
In re:                                    :  Chapter 11
                                          :
INTERSTATE BAKERIES                       :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                   :
                -- ---
                                          :  Jointly Administered
                           Debtors.       :
                                          :
                                          :
                                          :
------------------------------------------x

               NOTICE OF STATUS AS A SUBSTANTIAL EQUITYHOLDER(6)

         PLEASE TAKE NOTICE that, at any time on or after September 22, 2004, [name of holder] was/is/has become a Substantial Equityholder with respect to the Equity Securities and/or Convertible Debt of Interstate Bakeries Corporation together with certain of its subsidiaries and affiliates (the "Debtors"), all debtors and debtors-in-possession in Case No. 04-45814, pending in the United States Bankruptcy Court for the Western District of Missouri (the "Court").

         PLEASE TAKE FURTHER NOTICE that, as of [date], [name of holder] Beneficially Owns [___] shares of the Equity Securities or $_______ in principal amount of the Convertible Debt of the Debtors. The following table sets forth the date(s) on which [name of holder] acquired or otherwise became the Beneficial Owner of such Equity Securities or Convertible Debt or disposed of any of such Equity Securities or Convertible Debt:


----------------------------------------------------------------------------------------------------
Number of Shares/Principal Amount      Type of Instrument (Equity          Date Acquired/Disposed
of Convertible Debt                    Security or Convertible Debt)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
(Attach additional page if necessary)

-----------------

(6) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Final Order of this Court, entered on _______, 2006, (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.



         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of holder] is __________________.

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of holder] hereby declares that it has examined this Notice and accompanying attachments (if any) and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Final Order of this Court, entered on ___________, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.


Dated:
[City, State]

                                           Respectfully submitted,

                                           [Name of Acquirer/Seller]
                                           [Address] [Telephone and
                                           facsimile]

                                   Exhibit 1B

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

----------------------------------------x
                                        :
In re:                                  :  Chapter 11
                                        :
INTERSTATE BAKERIES                     :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                 :
                -- ---
                                        :  Jointly Administered
                           Debtors.     :
                                        :
                                        :
                                        :
----------------------------------------x

                 NOTICE OF INTENT TO ACQUIRE EQUITY SECURITIES
                              OR CONVERTIBLE DEBT

         PLEASE TAKE NOTICE that [name of prospective acquirer] hereby provides notice of its intention to Acquire(7) one or more shares, or an Option with respect thereto, of the Equity Securities of Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), or to Acquire any principal amount of the Convertible Debt of the Debtors (the "Proposed Transfer").

         PLEASE TAKE FURTHER NOTICE that, if applicable, on [prior date(s)], [name of prospective acquirer] served a Notice of Status as a Substantial Equityholder upon the Debtors and the Debtors' counsel.

         PLEASE TAKE FURTHER NOTICE that [name of prospective acquirer] currently Beneficially Owns _________ shares of the Equity Securities or $_______ in principal amount of the Convertible Debt of the Debtors.

--------------------

(7) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Final Order of this Court, entered on _______, 2006, (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.



         PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, [name of prospective acquirer] proposes to Acquire [_____] shares of Equity Securities, an Option with respect to [_____] shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors. If the Proposed Transfer is permitted to occur, [name of prospective acquirer] will Beneficially Own a total of [__ _] shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors after the transfer.

         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of prospective acquirer] is .

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of prospective acquirer] hereby declares it has examined this Notice and accompanying attachments (if any), and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Final Order of this Court, entered on __________, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES that the Debtors have twenty (20) calendar days after receipt of this Notice to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will not be effective unless approved by an order of the Court, after notice and an opportunity for a hearing, and at such time as such order is not subject to appeal, modification, stay or reconsideration, or as otherwise agreed to in writing by the Debtors. If the Debtors do not object within such twenty (20) day period, then after expiration of such period the Proposed Transfer may proceed specifically as set forth in this Notice; provided, however, that if, prior to the expiration of the foregoing twenty (20) day notice period, the Debtors provide written notice that they do not object to the Proposed Transfer, the Proposed Transfer may proceed as specifically as set forth in this Notice.

         [Name of prospective acquirer] further understands that any additional transactions that may result in [name of prospective acquirer] Acquiring additional shares of Equity Securities (or an Option with respect thereto) or additional amounts of Convertible Debt will each require an additional notice to be served in the same manner as this Notice.

Dated:
[City, State]

                                             Respectfully submitted,

                                             [Name of Prospective Acquirer]
                                             [Address] [Telephone and
                                             facsimile]

                                   Exhibit 1C

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-----------------------------------------x
                                         :
In re:                                   :  Chapter 11
                                         :
INTERSTATE BAKERIES                      :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                  :
                -- ---
                                         :  Jointly Administered
                           Debtors.      :
                                         :
                                         :
                                         :
-----------------------------------------x

      NOTICE OF INTENT TO DISPOSE OF EQUITY SECURITIES OR CONVERTIBLE DEBT

                  PLEASE TAKE NOTICE that [name of prospective seller] hereby provides notice of its intention to Dispose(8) of one or more shares, or an
Option with respect thereto, of the Equity Securities of Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), or to Dispose of any principal amount of the Convertible Debt of the Debtors (the "Proposed Transfer").

                  PLEASE TAKE FURTHER NOTICE that, if applicable, on [prior date(s)], [name of prospective seller] filed a Notice of Status as a Substantial Equityholder with the United States Bankruptcy Court for the Western District of Missouri (the "Court") and served copies thereof on the Debtors' counsel.

                  PLEASE TAKE FURTHER NOTICE that [name of prospective seller] currently Beneficially Owns __________ shares of Equity Securities of the Debtors or $_______ in principal amount of Convertible Debt of the Debtors.

----------------

(8) For purposes of this Notice, all capitalized terms not defined herein shall have the same meaning as is set forth in the Final Order of this Court, entered on _______, 2006 (A) Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and (B) Approving Related Notice Procedures.


         PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, [name of prospective seller] proposes to Dispose of _______ shares of Equity Securities, an Option with respect to ______ shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors. If the Proposed Transfer is permitted to occur, [name of prospective seller] will Beneficially Own a total of ______ shares of Equity Securities or $_______ in principal amount of Convertible Debt of the Debtors after the transfer.

         PLEASE TAKE FURTHER NOTICE that the taxpayer identification number of [name of prospective acquirer] is ___________________.

         PLEASE TAKE FURTHER NOTICE that, under penalties of perjury, [name of prospective seller] hereby declares that it has examined this Notice and accompanying attachments (if any) and, to the best of its knowledge and belief, this Notice and any attachments that purport to be part of this Notice are true, correct and complete.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Final Order of this Court, entered on __________, 2006, Limiting Certain Transfers of Equity Securities and Convertible Debt of the Debtors and Approving Related Notice Procedures, this Notice is being served upon (A) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, Illinois 60606, attn. J. Eric Ivester, Esq. and (B) the Debtors, c/o Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, attn. General Counsel.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES that the Debtors have twenty (20) calendar days after receipt of this Notice to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will not be effective unless approved by an order of the Court, after notice and a hearing and at such time as such order is not subject to appeal, modification, stay or reconsideration, or as otherwise agreed to in writing by the Debtors. If the Debtors do not object within such twenty (20) day period, then after expiration of such period, the Proposed Transfer may proceed specifically as set forth in this Notice; provided, however, that if, prior to the expiration of the foregoing twenty (20) day notice period, the Debtors provide written notice that they do not object to the Proposed Transfer, the Proposed Transfer may proceed as specifically as set forth in this Notice.

         [Name of prospective seller] further understands that any additional transactions that may result in [name of prospective seller] Disposing of Equity Securities (or an Option with respect thereto) or any principal amount of Convertible Debt of the Debtors will each require an additional notice to be served in the same manner as this Notice.


Dated:
[City, State]

                                              Respectfully submitted,

                                              [Name of Prospective Seller]
                                              [Address] [Telephone and
                                              facsimile]

                                   Exhibit 2

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-------------------------------------- x
                                       :
In re:                                 :  Chapter 11
                                       :
INTERSTATE BAKERIES                    :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                :
                -- ---
                                       :  Jointly Administered
                           Debtors.    :
                                       :
                                       :
                                       :
-------------------------------------- x

        NOTICE OF (A) NOTIFICATION PROCEDURES APPLICABLE TO SUBSTANTIAL
          HOLDERS OF EQUITY SECURITIES AND ALL HOLDERS OF CONVERTIBLE
        DEBT AND (B) NOTIFICATION AND HEARING PROCEDURES FOR TRADING IN
                     EQUITY SECURITIES AND CONVERTIBLE DEBT

TO ALL PERSONS OR ENTITIES HOLDING EQUITY SECURITIES OR CONVERTIBLE DEBT OF INTERSTATE BAKERIES AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES:

         PLEASE TAKE NOTICE that on September 22, 2004 (the "Petition Date"), Interstate Bakeries Corporation, together with certain of its subsidiaries and affiliates (collectively, the "Debtors"), commenced cases under Chapter 11 of Title 11 of the United States Code as amended from time to time (the "Bankruptcy Code").

         PLEASE TAKE FURTHER NOTICE that on ________, 2006, the United States Bankruptcy Court for the Western District of Missouri (the "Court") entered a final order (the "Final Order") imposing certain transfer restrictions on equity securities and convertible debt of the Debtors and approving the procedures set forth in the Final Order (the "Notice Procedures") to preserve certain net operating losses of the Debtors.

         As further specified in the Final Order, the Final Order imposes notice procedures and limitations upon (i) acquisitions of convertible debt or stock ("equity securities") of the Debtors by persons or entities who already hold any amount of convertible debt or who hold or are deemed to hold at least 2,038,273 shares of the Debtors' common stock; (ii) acquisitions of convertible debt or equity securities of the Debtors by persons or entities who hold less than 2,038,273 shares of the Debtors' common stock if such acquisitions would cause such persons or entities to hold any amount of convertible debt or to hold or be deemed to hold at least 2,038,273 shares of the Debtors' common stock; and (iii) dispositions, sales or other transfers of convertible debt or equity securities of the Debtors by persons or entities who hold any amount of convertible debt or who hold or are deemed to hold at least 2,038,273 shares of the Debtors' stock. Any acquisition (including through conversion), disposition or other transfer of equity securities of the Debtors in violation of the Final Order or the Notice Procedures shall be null and void ab initio and shall confer no rights on the transferee.

         PLEASE TAKE FURTHER NOTICE that, pursuant to the Final Order, the Notice Procedures shall apply to holding, acquiring (including through conversion), disposing and otherwise transferring equity securities or convertible debt of the Debtors.

         PLEASE TAKE FURTHER NOTICE that any person or entity may obtain a copy of the Final Order, the Notice Procedures and the forms of each of the required notices described therein by contacting the Claims Agent in writing at the following address or e-mail, or by calling the Claims Agent at the number listed below.

                  IBC Claims Processing
                  c/o Kurtzman Carson Consultants LLC
                  12910 Culver Blvd. Ste I
                  Los Angeles, CA 90066
                  telephone: 1-866-381-9100
                  http:www.kccllc.net/ibc
                  e-mail: ibcinfo@kccllc.com
                          ------------------

         Additional information can also be obtained by calling the Debtors' hotline at 1-866-270-4314.

Such documents also may be viewed at the Office of the Clerk, United States Bankruptcy Court for the Western District of Missouri, 400 E. 9th Street, Kansas City, Missouri, from 9:00 a.m. to 4:30 p.m., excluding federal holidays.

         PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate and other laws, and do not excuse compliance therewith.

Dated:   __________, 2006

                                   /s/ Paul M. Hoffmann
                                   ------------------------------------------
                                   Paul M. Hoffmann (Missouri Bar No. 31922)
                                   STINSON MORRISON HECKER LLP
                                   1201 Walnut, Suite 2900
                                   Kansas City, MO 64106-2150
                                   e-mail: phoffmann@stinsonmoheck.com
                                   Attorneys for the Debtors
                                   and Debtors-in-Possession

                                   EXHIBIT C

                            AFFIDAVIT OF ANNE HEATON

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

-----------------------------------------x
                                         :
In re:                                   :  Chapter 11
                                         :
INTERSTATE BAKERIES                      :  Case No. 04-45814 (JWV)
  CORPORATION., et al.,                  :
                -- ---
                                         :  Jointly Administered
                           Debtors.      :
                                         :  Interim Hearing Date: March 3, 2006
                                         :  Interim Hearing Time:  10:30 a.m.
                                         :
-----------------------------------------x

      AFFIDAVIT OF ANNE HEATON IN SUPPORT OF EMERGENCY MOTION FOR ENTRY OF
      INTERIM AND FINAL ORDERS PURSUANT TO SECTIONS 105(a), 362(a)(3) AND
          541 OF THE BANKRUPTCY CODE (A) LIMITING CERTAIN TRANSFERS OF
      EQUITY SECURITIES AND CONVERTIBLE DEBT OF THE DEBTORS, (B) APPROVING
  RELATED NOTICE PROCEDURES AND (C) SHORTENING NOTICE OF HEARING ON THE MOTION



State of Missouri   )
                    ) ss:
County of Jackson   )

         Anne Heaton, being duly sworn, deposes and says:

         1. I am the Vice President, Corporate Taxes, of Interstate Bakeries Corporation ("IBC"), a debtor and debtor-in-possession in the above-captioned chapter 11 cases, and the ultimate parent company of the other debtors and debtors-in-possession in these cases (collectively with IBC, the "Debtors"). In that capacity, I am familiar with the Debtors' business and financial affairs. I submit this affidavit in support of the Debtors' motion for interim and final orders pursuant to sections 105(a), 362(a)(3), and 541 of the Bankruptcy Code
(A) limiting certain transfers of equity securities and convertible debt of the Debtors, (B) approving related notice procedures and (C) shortening notice of hearing on the motion (the "Motion").(1) Unless otherwise stated, I have personal knowledge of the facts hereinafter set forth. I have reviewed the Motion and am fully familiar with it.

                 The Debtors' Net Operating Loss Carryforwards

         2. Initially, when the Debtors entered bankruptcy, there were no identifiable tax attributes that could have been limited by a change in ownership. However, while the Debtors' cases have continued, they have begun generating net operating losses ("NOLs") and NOL carryforwards.

         3. For the 2005 tax year ending on May 28, 2005, the consolidated group of corporations of which IBC is the parent and of which all of the subsidiary Debtors are members had NOLs of approximately $34 million.

---------------

1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion.


         4. As required by applicable bankruptcy rules, the Debtors have been filing "operating" reports on a monthly basis. Contemporaneously with such filings, the Debtors have filed with the SEC on Form 8-K copies of their monthly operating reports.

         5. As shown on the monthly operating reports, the Debtors have had negative net income for financial accounting purposes during the first eight reporting periods of their 2006 fiscal year, which began on May 29, 2005. These financial accounting losses translate into estimated cumulative NOLs for such periods equaling approximately $56 million. There are many uncertainties surrounding the Debtors' restructuring efforts, including the profit center review and consolidation, as well as other matters relating to the Debtors' business, operations, assets, liabilities and obligations.

         6. Debtors do not yet have a plan of reorganization and have not yet made financial projections for their post-emergence taxable income. Development of a feasible plan of reorganization is ultimately dependent upon the success of the Debtors' restructuring efforts, including the profit center review and consolidation process, as well as other matters relating to the Debtors' business, operations, assets, liabilities and obligations. The Debtors cannot give assurance that a feasible plan of reorganization will ultimately be developed. However, the Debtors believe that, if and when a plan of reorganization is proposed, it will be feasible. In accordance with such a plan, the Debtors anticipate generating taxable income after their emergence from bankruptcy. If this taxable income remains unsheltered by the Debtors' substantial NOL carryforwards, the Debtors would incur a significant income tax liability that would reduce the post-emergence value of the Debtors' estates.

         7. Under section 382 of the Internal Revenue Code of 1986, as amended (the "IRC" and "Section 382"), the Debtors' ability to utilize NOLs in existence at the time of an ownership change would be restricted to no more than a base amount of approximately $13.9 million per year (calculated using the current long-term tax exempt rate published by the Internal Revenue Service of 4.40 percent multiplied by the estimated market value of all common stock of the Debtors as of February 27, 2006) were they to undergo an ownership change within the meaning of that section prior to emergence from chapter 11.

         8. This base annual NOL limitation is likely to be increased by the Debtor's net unrealized built-in gain ("NUBIG"), which is measured on the date of an ownership change by the fair market value of all the corporation's assets less the assets' tax bases. Due to the existence of a number of intangible assets, such as trademarks, that carry a low basis, the Debtor is likely to have a substantial NUBIG on the date of any ownership change that may occur, but the Debtors cannot estimate the amount of such NUBIG, if any, or the impact of such NUBIG on the Debtors' ability to deduct its NOLs in the event of an ownership change.

         9. Thus, a significant asset of the Debtors' estates may be lost if an ownership change occurred and the Debtors' NOLs became subject to limitation pursuant to Section 382.

          The Debtors May Be Close To Experiencing An Ownership Change

         10. Among equity holders that hold or have recently held more than five percent of the Debtors' equity value (seven entities in total meet this threshold), the Debtors are aware that significant equity trading has taken place during the applicable three-year ownership change testing period under
Section 382. The Debtors and their advisors have analyzed recent Securities and Exchange Commission ("SEC") filing made by these substantial equity holders and have directed inquiries to certain such holders in an effort to determine the composition of the beneficial economic ownership of their holdings. After such analysis and inquiry, the Debtors have concluded that a cumulative owner-shift in an amount between 26.8 and 50.1 percent has occurred during the applicable three-year testing period. Therefore, there is a substantial likelihood that the Debtors are within close range of experiencing an ownership change. There is also a possibility that an ownership change has already occurred during the bankruptcy period, in which case the likelihood of another ownership change in the near future would be decreased but not eliminated. A second ownership change could have adverse tax consequences.

         11. The Debtors have had substantial difficulty in making more precise estimates of the Debtors' proximity to an ownership change for two reasons. First, the Debtors are unable to establish whether the SEC-filing equity holders are the beneficial owners of their shares for tax purposes: it is likely that many hold legal title to the shares for the benefit of another holder and do not disclose such beneficial ownership information to the public. Second, although SEC filings that disclose the 2005 calendar year share ownership of many of the Debtors' five-percent shareholders were due with the SEC on February 14, 2006, information relating to the period after calendar year 2005 is generally unavailable, making it impossible to obtain current information.

         12. The Debtors have outstanding convertible subordinated debt in the aggregate principal amount of $100 million that, as of December 19, 2005, became freely convertible into the Debtors' common stock. If all of the holders of the convertible subordinated debt elected to convert, they would own approximately 18 percent of the value of the Debtors' equity after taking into account the conversion's dilutive effect. These holders would generally be treated as a single five percent shareholder for purposes of calculating whether an ownership change has occurred; therefore, their percentage of equity ownership would count directly toward the 50 percent ownership change threshold under Section 382.

                                                  /s/ Anne Heaton
                                                  -----------------------------
                                                  Anne Heaton

Sworn and subscribed to
before me, a notary public
for the State of Missouri,
County of Jackson this 28th
day of February, 2006


/s/ Peggy L. Woolery
---------------------------------
     Notary Public

                                   Exhibit D

          Description of Trading Restrictions Granted in Similar Cases

-------------------------------------------------------------------------------------------------------------
         Citation               Ownership Threshold for             Subject of
                                      Notification                 Notification
                                                                  Procedures and         Debtors' Notice
                                                                     Trading            Period for Filing
                                                                  Restrictions         Objection to Transfer
-------------------------------------------------------------------------------------------------------------

In re Delta Air Lines,         Equity: 4.75% of number of        Equity and Claims     Court must issue
Inc., Case No. 05-17923        shares debtors reasonably                               final order allowing
 (PCB) (Bankr. S.D.N.Y.        estimate will be issued at                              transfer if debtors
 Dec. 19, 2005)                effective time of sec.                                  do not file approval
                               382(l)(5) plan;                                         with court within 15
                               Claims: $200 million                                    days

-------------------------------------------------------------------------------------------------------------
In re Northwest Airlines       Equity: 4,450,000 shares         Equity and Claims        15 days
 Corp., Case No. 05-17930      (representing approx. 4.75%
 (ALG) (Bankr. S.D.N.Y.        of issued and outstanding
  Oct. 28, 2005)               shares on fully diluted
                               basis); Claims: $145
                               million
-------------------------------------------------------------------------------------------------------------
  In re Enron Corp., et        4.75% of any class of stock        Equity Only            20 days
 al., Case No. 01-160-34
  (ALT) (Bankr. S.D.N.Y.
      Apr. 25, 2003)
-------------------------------------------------------------------------------------------------------------
In re U.S. Airways, Inc.,      Equity: 2,500,000 shares         Equity and Claims       10 business days
Case No. 04-13819 (SSM)        (representing approx. 4.4% of
(Bankr.  E.D. Va. Apr. 1,      issued and outstanding stock)
 2005)                         Claims: $100 million in
                               aggregate principal amount,
                               or $300 million in payments
                               on leases
-------------------------------------------------------------------------------------------------------------
In re W.R. Grace & Co.,        4.75% of outstanding equity        Equity Only           10 days
et al., Case No. 01-01139      securities
(JKF) (Bankr. D. Del.
Jan. 24, 2005)
-------------------------------------------------------------------------------------------------------------
In re WorldCom Inc., Case     Equity: 4.75% of any class of      Equity and Claims      10 days
    No. 02-13533 (AJG)                   stock;
 (Bankr. S.D.N.Y. Mar. 4,          Claims: $1 billion
          2003)
-------------------------------------------------------------------------------------------------------------
In re UAL Corp., et al.,      Equity: 4,800,000 shares           Equity and Claims      15 days
Case No. 02-B-48191 (ERW)     (representing approx. 4.5% of
(Bankr. N.D. Ill.,            issued and outstanding shares
 Feb. 24, 2003)               on  fully diluted basis);
                              Claims: $200 million
-------------------------------------------------------------------------------------------------------------
In re US Airways Group,       Equity: 3,000,000 shares         Equity and Claims       10 business days
Inc., et al., Case No.        (representing approx. 4.5% of
02-83984 (SSM) (Bankr.        issued and outstanding shares);
E.D. Va. Oct. 2, 2002)        Claims: $100 million
-------------------------------------------------------------------------------------------------------------
   In re Adelphia             10,200,702 shares of Class A        Equity Only          30 days
 Communications Corp.,        Common Stock; shares of Series B
Case No. 02-41729 (REG)       Cumulative Exchangeable
(Bankr. S.D.N.Y., May 18,     Preferred Stock; shares of
          2001)               Series D Convertible Preferred
                              Stock; shares of Series E and/or
                              Series F Mandatory Convertible
                              Preferred Stock (in each case,
                              representing 4.5% of outstanding
                              shares of class or series); 1
                              share of Class B Common Stock
-------------------------------------------------------------------------------------------------------------
In re Williams Comm.                $200 million                  Claims Only          30 days
Group. Inc. and CG
Austria, Inc., Case No.
02-11957 (BRL) (Bankr.
S.D.N.Y. Jul. 24, 2002)
-------------------------------------------------------------------------------------------------------------
In re Metrocall, Inc., et      4.99% of any class of stock        Equity Only          5 days
 al., Case No. 02-11579
(RB)(Bankr. D. Del. Jul.
    8, 2002)
-------------------------------------------------------------------------------------------------------------
In re Casual Male Corp.,       Equity: 4.99% of common stock      Equity and Claims    30 days for proposed
Case No. 01-41404 (REG)        and convertible notes;                                  trading in claims
(Bankr. S.D.N.Y. May 18,       Claims: any transfer of
      2001)                    unsecured claims
-------------------------------------------------------------------------------------------------------------
In re Worldtex, Inc.,          713,558 shares of common stock        Equity Only       30 days
Case No. 01-785 (MFW)
(Bankr. D. Del. Apr. 2,
         2001)
-------------------------------------------------------------------------------------------------------------
In re Reliance Acceptance      545,000 shares of common stock       Equity Only        30 days
Group Inc., et al., Case
No. 98-288 (PJW) (Bankr.
D. Del. Apr. 28, 1998)
-------------------------------------------------------------------------------------------------------------
In re Grossman's, Inc.,         Equity: 1,350,000 shares of     Equity and Claims      30 days
 Case No. 97-695 (PJW)          common stock;
(Bankr. D. Del. Oct. 9,         Claims: $3.5 million
         1997)
-------------------------------------------------------------------------------------------------------------
In re Southeast Banking       Common stock: 1,735,980 shares    Equity Only            None (transfers over
   Corp., Case No.            (representing 5% of outstanding                          threshold enjoined)
91-14561-BKC-PGH (Bankr.      common stock);
S.D. Fla. Jul. 21, 1994)      Convertible Preferred Stock:
                              all transfers enjoined
-------------------------------------------------------------------------------------------------------------
In re McLean Indus. Inc.,     All claims (granted for week      Claims Only             Automatic hearing
Case Nos.                     preceding entry of debtors'
86-B-12238-12241 (Bankr.      plan of reorganization)
S.D.N.Y. Feb. 16, 1989)
-------------------------------------------------------------------------------------------------------------